AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT is made and entered into effective as of May 8, 1998, by and among Featherlite Mfg., Inc., a Minnesota corporation ("Featherlite"), Mitchell Motorcoach Sales, Inc., a Florida corporation ("Mitchell Motorcoach"), Harvey G. Mitchell and Patricia A. Mitchell (jointly referred to herein as the "Mitchells"), Robert M. Meixner ("Meixner") and Mark Molder ("Molder") (the Mitchells, Meixner and Molder are collectively referred to herein as the "Shareholders").


                                    RECITALS:

     A. Mitchell Motorcoach is engaged in the business of manufacturing and marketing luxury custom coaches. The Shareholders own all of the outstanding capital stock of Mitchell Motorcoach.

     B. Mitchell Motorcoach desires to transfer substantially all of its assets to Featherlite in exchange for shares of capital stock of Featherlite and the assumption by Featherlite only of certain of its specified liabilities, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     In this Agreement the following terms shall have the meanings assigned to them below:

     1.1 "Affiliate" of a specified person or entity means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     1.2 "Assets" means the assets of Mitchell Motorcoach associated with the Business and being acquired by Featherlite as described in and limited by section 2.2 hereof.

     1.3 "Average Market Price" means the average of the closing sale prices of Featherlite Common Stock on the Nasdaq National Market for the 20 consecutive trading days ending on the trading day immediately preceding the applicable date, as reported by Nasdaq.

     1.4 "Business" means the business of Mitchell Motorcoach, which consists of manufacturing and marketing luxury custom coaches and includes the business of

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Mitchell Coach Manufacturing,  Inc., an affiliated Florida corporation which has been acquired by Mitchell Motorcoach prior to the date of this Agreement.

     1.5 "Closing" means the meeting of the parties at which the transactions contemplated herein to occur are completed, which meeting shall be held commencing at 9:00 a.m., local time, at the offices of Mitchell Motorcoach in Pryor, Oklahoma 74362 on the Closing Date, or at such other time or place as may be mutually agreed upon by the parties.

     1.6 "Closing  Balance  Sheet" has the meaning given to such term in section
2.6 hereof.

     1.7 "Closing Date" means May 8, 1998, or such other date as may be mutually agreed upon by the parties.

     1.8 "Code" means the Internal Revenue Code of 1986, as amended.

     1.9 "Contested Assets" has the meaning given to such term in section 2.3 hereof.

     1.10 "Contracts" means the contracts and agreements of Mitchell Motorcoach described in section 2.2.3.

     1.11 "Earnout Period" has the meaning given the term in section 2.7 hereof.

     1.12 "Earnout Shares" has the meaning given the term in section 2.7 hereof.

     1.13 "Effective Time" means the close of business on the Closing Date if the Closing occurs.

     1.14 "Employee Benefit Plan" means an employee benefit plan within the meaning of ERISA section 3(3) maintained, sponsored or contributed to by Mitchell Motorcoach.

     1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.16 "Exchange" means the exchange of the Assets for the Featherlite Shares as described in section 2.1 hereof.

     1.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.18 "Exchange Consideration" means the aggregate consideration payable to Mitchell Motorcoach, consisting of the Featherlite Shares and the assumption of the Permitted Liabilities, as described in section 2.4.

     1.19 "Excluded  Liabilities"  has the meaning given to such term in section
2.5.3 hereof.

     1.20   "Featherlite   Common   Stock"  means  shares  of  common  stock  of
Featherlite, without par value.

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     1.21  "Featherlite  Vogue  Division:  has the meaning given to such term in section 2.7 hereof.

     1.22 "Featherlite Shares" means the Featherlite Common Stock issued pursuant to the Exchange, as further described in section 2.4 hereof, but subject to the adjustments described in section 2.7 hereof.

     1.23 "GAAP" means generally accepted accounting principles applied on a consistent basis consistent with such party's prior financial statements.

     1.24 "Intellectual Property" means patents and patent applications, copyrights and copyright applications, trademarks, service marks, trade names, know-how, trade secrets, data, information, technology, processes, formulas, drawings, designs, computer programs, and license rights to any of the foregoing.

     1.25 "Letter Agreement" means that certain letter of intent dated March 17, 1998, among Mitchell Motorcoach, the Shareholders and Featherlite.

     1.26 "Liens" means any liens, mortgages, pledges, encumbrances, conditional sales agreements, security interests, or title retention devices of any nature.

     1.27 "Litigation Matters" has the meaning given such term in section 5.19 hereof.

     1.28 "Multiemployer Plan" means a Pension Plan that is a multiemployer plan as defined in ERISA section 4001 (a) (3).

     1.29 "Negative Net Worth" has the meaning given such term in section 2.7 hereof.

     1.30  "Operating  Income  Before  Tax" has the  meaning  given  the term in section 2.7 hereof.

     1.31 "Pension Plan" means, at any time, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA section 302 or Code section 412) are or, at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of Mitchell Motorcoach.

     1.32 "Permitted Liabilities" means the liabilities of Mitchell Motorcoach described as "Permitted Liabilities" in section 2.5 hereof.

     1.33 "Permitted Liens" means the Liens against the Assets transferred by Mitchell Motorcoach to Featherlite listed on Schedule 1.33 hereof.

     1.34 "Proportional Shares" has the meaning given such term in section 9.2 hereof.

     1.35 "Records" means the documents described in section 2.2.4 hereof.

     1.36 "SEC" means the Securities and Exchange Commission.

     1.37 "SEC Reports" means all periodic and/or current reports, registration statements and proxy statements filed with the SEC.

     1.38 "Securities Act" means the Securities Act of 1933, as amended.

     1.39 "Tax" means any tax or other primary, secondary or transferee liability to any governmental entity, including without limitation, all federal, state, county, local and foreign income, profits, gross receipts, real and personal property, franchise, license, payroll, employment, sales, use, value added, excise, custom, duty, and any other taxes, obligations, and assessments of any kind whatsoever, together with all interest and penalties; the foregoing shall include any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any Tax allocation, Tax sharing, Tax indemnity or similar agreement.

     1.40 "12-31-97 Balance Sheet" has the meaning given to such term in section
3.5 hereof.

     1.41 "Unrecognized Retiree Welfare Liabilities" means with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," as of the most recent valuation  date,  that has not  been  recognized  as an  expense  in the  income statement of Mitchell Motorcoach. Prior to the date such Statement is applicable, such amount shall be based on an estimate made in good faith of the transition obligation.


                                    ARTICLE 2
                    EXCHANGE OF ASSETS FOR FEATHERLITE SHARES

     2.1 Exchange. On the Closing Date, upon the terms and conditions of this Agreement, Mitchell Motorcoach shall transfer to Featherlite all of the Assets and shall receive in exchange therefor the Exchange Consideration, as described in section 2.4 (the "Exchange"). Each of the parties intends that the Exchange constitute and qualify as a tax-free reorganization pursuant to the provisions of section 368(a)(1)(C) of the Code. All of the Assets shall be free and clear of all Liens other than Permitted Liens. No consideration of any kind, other than the Exchange Consideration described in section 2.4 hereof, shall be paid or transferred by Featherlite to Mitchell Motorcoach, or to the Shareholders, in connection with the Exchange.

     2.2 Assets to Be Transferred. The Assets to be transferred to Featherlite by Mitchell Motorcoach shall consist of all, except the "Excluded Assets" and, at least until ownership is finally determined, the "Contested Assets" as set forth on Schedule 2.3, of the business and assets, tangible and intangible, of Mitchell Motorcoach (the "Assets"). The Assets comprise substantially all of the assets and properties of Mitchell Motorcoach and include, but are not limited to:

          2.2.1 Real Property. All interests in real property, whether owned of record or beneficially by, or leased by Mitchell Motorcoach, including all buildings and structures located thereon as reflected on Schedule 3.9 attached hereto.

          2.2.2 Tangible Personal Property. All of the tangible personal property, inventory (including but not limited to inventory of new and used buses and coaches, trade-ins received as customer deposits, consignment inventory, work-in-progress inventory, and inventory ordered but not yet received), other vehicles, machinery and equipment, and leasehold improvements of Mitchell Motorcoach wherever located, including but not limited to those listed on Schedule 3.9, together with any additions thereto or replacements thereof made in the ordinary course of business prior to the Closing Date, less any dispositions made in the ordinary course of business of the Business prior to the Closing Date of items that either (i) are replaced by items of comparable quality and function, or otherwise (ii) have an aggregate original cost of not more than $25,000, and except for increases and decreases of inventory and receivables in the ordinary course of Mitchell Motorcoach's business under circumstances consistent with past practice.

          2.2.3 Contracts. The Contracts, and all rights, subject to all obligations thereunder, of Mitchell Motorcoach relating to the Business that (a) are listed on Schedule 3.14, including all renewals, extensions and amendments; (b) are not required to be listed on such Schedule, have been or shall have been entered into by Mitchell Motorcoach in the ordinary course of the Business, and do not represent a breach by Mitchell Motorcoach of this Agreement; or (c) are entered into between the date hereof and the Closing Date in the ordinary course of business of the Business and do not represent a breach by Mitchell Motorcoach of this Agreement; provided that in no event shall any Contract be included hereunder under clauses (b) or (c) above, if such Contract by its terms involves or provides for the right to receive, or a liability or an obligation valued at, or the payment of, more than $50,000 per year except contracts for the purchase or sale of motorcoaches in the ordinary course of business, copies of which have been delivered to Featherlite prior to the Closing and identified in writing as being delivered pursuant to section 2.2.3 and 3.8.2 of this Agreement. Featherlite will assume all of the rights and obligations of Mitchell Motorcoach from and after the Effective Time under the Contracts described above; provided, however, that
     Schedule 2.2.3 indicates those contracts that are not to be assigned by Mitchell Motorcoach or assumed by Featherlite pursuant hereto ("Excluded Contracts"). Excluded Contracts will include, whether or not specifically listed on Schedule 2.2.3, all contracts under which all work has been completed by Mitchell Motorcoach prior to Closing and with respect to which all payments have been received prior to Closing; all contracts and agreements that are described (or for which their attendant liabilities or obligations are described) as Excluded Liabilities; and all retention bonus agreements, severance agreements and deferred compensation agreements.

          2.2.4 Business Records. All engineering drawings, specifications and computer records and files related thereto, customer lists, Vogue club member ship lists, past sales histories by model type, records of coaches under warranty, manuals, files, records, lists, schedules, accounts, logs and other documents maintained by Mitchell Motorcoach pertaining to the operation of the Business (the "Records"); provided, however, that the Records shall not include corporate records of Mitchell Motorcoach, meaning, without limitation, minute books, stock record books, corporate archives and similar items not germane to the operation and conduct of the Business following the Closing Date, and provided, further, that Mitchell Motorcoach may retain copies of such of its Records as it determines it may need following the Closing.

          2.2.5 Intellectual Property; Licenses; Goodwill. All Intellectual Property and licenses owned or held by Mitchell Motorcoach and used in the operation of the Business, and all goodwill and going concern value associated with the Business, including, but not limited to, the name "Vogue" and all derivatives thereof and the intellectual property included on Schedule 3.10.

          2.2.6 Accounts Receivable and Prepaid Expenses. All trade and other miscellaneous accounts receivable arising out of the Business through the Effective Time and remaining uncollected at the Effective Time, except accounts receivable from any Shareholder, but including all deposits on coach shells held by Prevost Car Company and all prepaid expenses as of the Effective Time that relate to and in the normal course of business of the Business will be realizable by Featherlite in the operation of the Business.

          2.2.7  Cash,  Etc.  Mitchell   Motorcoach's  cash,  cash  equivalents,
     short-term investments, and other securities, deposits in banks, and investment contracts relating to the Business to the extent the aggregate of such amounts exceeds the amount necessary to pay accrued salary and related payroll and unemployment taxes and the estimated amount required for distribution to Shareholders for the payment of Subchapter S taxes.

     2.3 Excluded Assets. Notwithstanding anything to the contrary herein, the assets designated on Schedule 2.3, including (i) accounts receivable from and notes or other amounts due from any Shareholder, shall not be included in the Assets, and shall not be transferred to Featherlite hereunder (the "Excluded Assets"). In addition, there shall not be included in the Assets at the time of Closing motorcoach #IM9AKXJ1V1379026, as to which ownership is legally contested, and Mitchell Motorcoach's judgment deposit in the amount of $153,000 (collectively referred to herein as the "Contested Assets").

     2.4 Exchange Consideration. Subject to the other provisions of this Article 2, the "Exchange Consideration" shall mean the Permitted Liabilities assumed by Featherlite as described in section 2.5 and shares of Common Stock of Featherlite with an aggregate Average Market Price as of the Closing Date of $6 million (collectively, the "Featherlite Shares"). If any adjustment is made subsequent to the Closing pursuant to section 2.7 hereof to the aggregate number of shares of Featherlite Common Stock issued in the Exchange, references herein to the "Featherlite Shares" shall be deemed to reflect the aggregate number of shares issued in the Exchange as finally adjusted pursuant to section 2.7 hereof. The Featherlite Shares shall, when issued, be duly issued, be duly authorized, validly issued, and fully paid out and nonassessable and shall be subject to no Liens (except securities laws restrictions, liens and restrictions imposed by the terms of this Agreement, and any Liens caused by Mitchell Motorcoach or the Shareholders). The certificates evidencing the Featherlite Shares shall contain a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under applicable state securities or blue sky laws. Such shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value in the absence of such registrations or unless the Company receives an opinion of counsel acceptable to the company stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from the registration and the prospectus delivery requirements of such Act and such laws."

     2.5 Liabilities Assumed; Permitted Liabilities.

          2.5.1 As partial consideration for the Assets, Featherlite shall assume, and agrees with Mitchell Motorcoach to pay according to their terms only: (i) liabilities (determined under GAAP) reflected on the Closing Balance Sheet, which shall include normal, current payables incurred in the regular course of the business of Mitchell Motorcoach, and (ii) liabilities arising from and after the Effective Time under all assumed Contracts, whether or not such liabilities under Contracts are reflected in the Closing Balance Sheet, subject to the further qualifications of sections
     2.5.2 and 2.5.3 hereof (collectively, "Permitted Liabilities").

          2.5.2 For purposes of this Agreement, the Permitted Liabilities shall mean and include (to the extent properly accrued on the Closing Balance Sheet if required to be accrued under GAAP) but not be limited, to the following debts, liabilities, and obligations of Mitchell Motorcoach: (i) obligations for repayment of principal, accrued interest, deferred fees, and prepayment premiums, if any, to any institutional and other lenders of Mitchell Motorcoach set forth on Schedule 2.5.2(i); (ii) obligations reflected as long-term debt (both the current and long-term portion) on the Closing Balance Sheet, and all finance or capitalized lease obligations set forth on Schedule 2.5.2(ii); (iii) obligations for vacation, or Employee Benefits or non-ERISA employee benefits (under employment agreements or otherwise), but not severance pay, accrued through the Effective Time as set forth on Schedule 2.5.2(iii) and as reflected on the Closing Balance Sheet with respect to any of Mitchell Motorcoach's current employees at the Effective Time; and (iv) ordinary course of business payables and trade accounts payable and other accrued liabilities (excluding Taxes) but only to the extent set forth on Schedule 2.5.2(iv) and reflected on the Closing Balance Sheet.

          2.5.3 Notwithstanding anything in this Agreement (or in the schedules attached hereto or in the documents to be delivered at Closing pursuant hereto) to the contrary, Featherlite is not assuming, and shall not be deemed to have assumed and shall not be obligated to perform or pay liabilities or obligations of Mitchell Motorcoach not included in the Permitted Liabilities and detailed in the supporting Schedules and, in particular (but not by way of limitation), Featherlite shall not be deemed to have assumed and shall not be obligated to pay any liabilities of Mitchell Motorcoach with respect to the following (all of which are acknowledged to be excluded from Permitted Liabilities): (A) any Taxes, including, without limitation, any taxes that may be or become payable by reason of, or in connection with, the transactions effected pursuant to this Agreement (i) based upon or measured by gross receipts or net income ("Income Taxes") of the parties, whether or not incurred prior to the Closing Date, and (ii) Taxes (including Income Taxes) attributable to or incurred in connection with the Assets or the operation of the Assets prior to the Closing Date, including, without limitation, any payroll, personal or real property or other Taxes that are not due until after the Closing Date, but which are attributable to any period prior to and including the Closing Date; (B) any liabilities relating to assets of Mitchell Motorcoach not being acquired by Featherlite pursuant to this Agreement; (C) any contract or agreement that was not specifically assumed hereunder or that was to be assigned to Featherlite under the terms of this Agreement but was not validly assigned (except to the extent Featherlite has otherwise received the benefits of any such contract); (D) any liabilities and obligations incurred by Mitchell Motorcoach or the Shareholder as a result of breach or violation of any provision of this Agreement or the other agreements, documents and instruments delivered pursuant hereto; (E) any liabilities of Mitchell Motorcoach that, as a result of either the existence thereof or the failure of Mitchell Motorcoach or the Shareholders to disclose such liabilities, cause any of the representations or warranties of Mitchell Motorcoach or the Shareholders contained herein to not be true and correct as of the Closing Date; (F) any liabilities or obligations arising out of or related to the provision of any products or services sold or performed by Mitchell Motorcoach prior to the Closing Date, except normal warranty claims in an amount not to exceed the amount of the accrual for warranty claims reflected in the Closing Balance Sheet and except product liability claims but only to the extent the liability and any defense or other related costs are fully covered by Featherlite's insurance including the amounts of deductibles payable by the insured pursuant to the terms of such insurance; (G) any liability or obligation resulting from any breach of any Environmental Laws caused by or arising from the operation of the Business; (H) any expense, liability or obligation with respect to or arising out of any action, lawsuit, claim, proceeding, or investigation described on Schedule 3.12 or any other such matter now existing or subsequently arising which arises from or is related to the conduct of the business of Mitchell Motorcoach prior to the Closing Date and which has not been specifically assumed by Featherlite pursuant to the terms of this Agreement; (I) any liability or obligation relating to or arising in connection with any ERISA plan or non-ERISA employee benefits of Mitchell Motorcoach relating to the period prior to Closing (if not accrued on the Closing Balance Sheet) and any such liability or obligation relating to any period following closing except to the extent consistent with the assumption of certain of such plans by Featherlite as described in section
     5.9 hereof; (J) any liabilities for wages, salary or other compensation for services or claims arising out of the performance of services by others to or for Mitchell Motorcoach; or (K) any liability for workers' compensation claims or insurance premiums or premiums for other types of insurance including product liability (or retroactive adjustment of such premiums to the extent such adjustments relate to periods prior to the Closing Date);
     (L) any payables or other obligations to any Shareholder except obligations for vacation and employee benefits included as Permitted Liabilities pursuant to section 2.5.2(iii) of this Agreement; or (M) any liability in connection with consignment sales by Mitchell Motorcoach or any related party; (N) any liability in connection with manufacture or sale of products by Mitchell Motorcoach or its predecessors prior to the Closing Date arising from failure of Mitchell Motorcoach or its predecessors to comply with federal or state statutes or regulations relating to the manufacture or certification of such products or compliance with applicable safety provisions, including but not limited to liabilities such as fines and penalties payable to government agencies, or tort, contract or other claims by any person alleging injuries or damages arising out of or related to such failures or lack of compliance; or (O) any liability in connection with the termination of dealer, distributor or similar relationships or contracts by Mitchell Motorcoach, whether such action occurs prior to or after closing, and including terminations contemplated by section 7.3.7 hereof. The foregoing liabilities and obligations are referred to as the "Excluded Liabilities" which also includes all liabilities and obligations not explicitly specified as Permitted Liabilities.

     2.6 Closing Balance Sheet. Within 30 calendar days after the Closing Date, Mitchell Motorcoach shall prepare a balance sheet of Assets and Permitted Liabilities as of the Effective Time (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in all respects in accordance with GAAP, including but not limited to reflecting all proper accruals for Permitted Liabilities (excluding accruals for all Taxes that are not Permitted Liabilities relating to the period up to the Effective Time) that have been incurred by Mitchell Motorcoach, and shall present fairly the Assets and Permitted Liabilities of Mitchell Motorcoach as of the Effective Time. Within 15 calendar days after delivery to Mitchell Motorcoach of an audit of the Closing Balance Sheet by McGladrey & Pullen, LLP or other auditors acceptable to Featherlite, Mitchell Motorcoach will notify Featherlite in writing of any objections that it may have to the Closing Balance Sheet. The fees of McGladrey & Pullen, LLP or other auditor selected by Featherlite for such audit of the Closing Balance Sheet shall be paid directly by Featherlite. If no such objections are made, the Closing Balance Sheet will be deemed approved for all purposes, including the determination of the amounts of the Permitted Liabilities and Negative Net Worth. If any such objections are made and cannot be resolved within an additional period of 10 calendar days, the dispute shall immediately be referred to by a firm of independent accountants jointly selected by Mitchell Motorcoach and Featherlite and if they cannot agree to such a firm designated by the chief judge of the courts for the County of Tulsa, Oklahoma (the "Arbitration Firm"). The determination of such Arbitration Firm with respect to such dispute, shall be conclusive and binding on Featherlite, Mitchell Motorcoach and the Shareholders. The fees of such Arbitration Firm shall be paid one-half each by Featherlite and Mitchell Motorcoach.

     2.7 Issuances of Featherlite Shares and Adjustment to Exchange Consideration. Featherlite Shares comprising the Exchange Consideration, as described in section 2.4 hereof, shall be issuable to Mitchell Motorcoach only as and to the extent described in this section 2.7. At the Closing there shall be issued and delivered to Mitchell Motorcoach, Featherlite Shares with an aggregate Average Market Price on the Closing Date of $2,500,000. Subsequently, when the Closing Balance Sheet has been accepted or determined to be final pursuant to section 2.6 hereof, a calculation shall be made to determine the number of "Earnout Shares." The maximum number of Earnout Shares shall be the number derived by dividing the amount of the Negative Net Worth by the Average Market Price as of Closing. If the maximum number of Earnout Shares is less than the number of Featherlite Shares derived by dividing $3,500,000 by the Average Market Price as of Closing, Featherlite promptly shall deliver to Mitchell Motorcoach the number of shares equal to such difference. If the number of Earnout Shares is greater than the number of Featherlite Shares derived by dividing $3,500,000 by the Average Market Price as of Closing, Mitchell Motorcoach promptly shall deliver to Featherlite the number of shares equal to such difference. Earnout Shares shall be issued to Mitchell Motorcoach when and if earned during the period beginning January 1, 1999 and ending on December 31, 2001 (the "Earnout Period") in accordance with the following provisions of this section 2.7.

     The actual number of shares earned during the Earnout Period shall be determined annually based on Operating Income Before Taxes (as defined below). For calendar year 1999, Mitchell Motorcoach shall earn one-third of the Earnout Shares if its Operating Income Before Tax for 1999 is not less than $2.4 million. For calendar year 2000, Mitchell Motorcoach shall earn one-third of the Earnout Shares if its Operating Income Before Tax for 2000 is not less than $3.5 million. For calendar year 2001, Mitchell Motorcoach shall earn one-third of the Earnout Shares of its Operating Income Before Tax for 2001 is not less than $4.8 million. If Shares have not been earned by Mitchell Motorcoach for any calendar year and if in any subsequent year of the Earnout Period Operating Income Before Tax exceeds the minimum Operating Income Before Tax required to earn Earnout Shares for such subsequent year, then at the close of such subsequent year the Operating Income Before Tax for the prior year(s) shall be recalculated with the excess of Operating Income Before Tax earned in the subsequent year added to the Operating Income Before Tax of the prior year(s). No shares shall be earned for any Operating Income Before Tax earned after December 31, 2001. If 100% of the Earnout Shares have not been earned by Mitchell Motorcoach by December 31, 2001 based on the annual calculations previously set forth, a look back calculation shall be made based on the cumulative Operating Income Before Tax of the Earnout Period and Mitchell Motorcoach shall earn a number of Earnout Shares equal to the following: (i) the number of shares that bears the same ratio to the number of Earnout Shares as aggregate Operating Income Before Tax for 1999, 2000 and 2001 (to a maximum of $10.7 million) bears to $10.7 million, minus (ii) the cumulative number of Earnout Shares already earned; provided, however, that no such shares shall be earned in such look back if the cumulative Operating Income Before Tax for 1999, 2000 and 2001 is less than $5 million. No shares shall be earned for any Operating Income Before Tax earned before January 1, 1999 or after December 31, 2001.

     "Net Sales" shall mean the gross revenues of the Featherlite Vogue Division of Featherlite less returns, discounts and allowances.

     "Operating Income Before Tax" shall mean the income of the Featherlite Vogue Division of Featherlite as included in the Featherlite consolidated financial statements for the applicable period including but not limited to interest charges (at Featherlite's then current borrowing rate from its primary bank lender) on debt of Featherlite Vogue Division books owed to the Featherlite corporate account, compensation (including bonuses) of officers and employees of the Featherlite Vogue Division, premiums paid on insurance on the life of Harvey
G. Mitchell pursuant to Section 5.17 of this Agreement, compensation of personnel assigned to the Featherlite Vogue Division but paid by the Featherlite corporate account and a pro rata share of expenses such as insurance incurred for the Featherlite Vogue Division but paid by the Featherlite corporate account and other expenses directly attributable to the operations of the Featherlite Vogue Division but without any allocation of general Featherlite corporate overhead and excluding the amortization of goodwill and other intangibles generated by the transactions contemplated by this Agreement. In calculating

Operating Income Before Tax, revenue from intracompany division sales of products (e.g., Featherlite Vogue Division sales of Vantare coaches and Vantare sales of Vogue coaches) shall be based on dealer price to be determined for each model based upon its manufacturing cost and normal wholesale profit margin which will achieve established earn-out goals, and revenue from sales of Vogue model motorcoaches or used motorcoach inventory of the Featherlite Vogue Division by executive officers of Featherlite to customers in the motorsports industry shall be attributed entirely to the Featherlite Vogue Division. Any proceeds from insurance on the life of Harvey G. Mitchell received by Featherlite during the Earnout Period shall be included in Operating Income Before Tax and the calculation of Earnout Shares earned for the year in which such proceeds are received by Featherlite. Any disputes concerning the calculation by the parties of Operating Income Before Tax shall be resolved in the same manner as described in section 10.6 hereof.

     "Negative Net Worth" shall mean the excess of the dollar amount of liabilities assumed by Featherlite from Mitchell Motorcoach over the fair market value of tangible assets acquired by Featherlite from Mitchell Motorcoach with inventories valued at the lower of cost or market, property and equipment valued in accordance with appraisal and other assets valued at net realizable amounts.

     "Featherlite Vogue Division" means the division of Featherlite that operates the Business and Assets of Mitchell Motorcoach acquired by Featherlite in the Exchange, from and after the Effective Time, and does not include any other divisions or business segments of Featherlite.

     If and when subsequent to the Closing, there is a final judicial determination or settlement by the interested parties that all or part of the Contested Assets as defined in section 2.3 hereof are rightfully owned by Mitchell Motorcoach, and if the value of such Contested Assets determined to be owned by Mitchell Motorcoach exceeds the amount of expenses (including legal fees and costs, settlement amounts and judgments) incurred by Mitchell
Motorcoach subsequent to the Closing Date directly in connection with the litigation disclosed on Schedule 3.12, then the net amount of such Contested Assets shall be delivered promptly to Featherlite and there shall be issued to Mitchell Motorcoach a number of the Featherlite Shares determined by dividing the value of the Contested Assets at the time of delivery to Featherlite by the Average Market Price as of the Closing. Such number of shares shall be subtracted from and reduce the maximum number of Earnout Shares.

     2.8 Distribution by Mitchell Motorcoach to Shareholders. Following the Closing and receipt of the Closing Balance Sheet, it is understood and agreed that Mitchell Motorcoach may distribute, in complete liquidation of Mitchell Motorcoach, to the present holders of capital stock of Mitchell Motorcoach, the Featherlite Shares in exchange for the surrender and cancellation of all of such holders' existing Mitchell Motorcoach stock; and that, in connection therewith, Mitchell Motorcoach shall distribute all of its remaining assets and provide for the payment of any remaining liabilities, as required by law, and shall thereupon dissolve, all subject to the indemnification provisions set forth in this Agreement. Subsequent to the dissolution of Mitchell Motorcoach, all Earnout Shares to be issued by Featherlite to Mitchell Motorcoach but for such dissolution shall be issued to the Shareholders in proportion to their respective shares in Mitchell Motorcoach as reflected in section 3.2 below subject to all other provisions of this Agreement. At Closing, each of the present Mitchell Motorcoach shareholders shall deliver to Featherlite their written acknowledgement (in form reasonably satisfactory to Featherlite) acknowledging the existence and effect of the indemnification provisions of
Article 9 and the provisions of this section 2.8 upon them and the Featherlite Shares to which they will become entitled upon distribution thereof by Mitchell Motorcoach in connection with Mitchell Motorcoach's dissolution and upon any subsequent issuances of Earnout Shares. Nothing in this section 2.8 shall have the effect of reducing or mitigating any obligations of Mitchell Motorcoach or the Shareholders to Featherlite that it or they may otherwise have under or as a result of this Agreement and the transactions contemplated hereby.


                                    ARTICLE 3
   REPRESENTATIONS AND WARRANTIES OF MITCHELL MOTORCOACH AND THE SHAREHOLDERS

     Mitchell Motorcoach and the Shareholders, hereby make the following representations and warranties to Featherlite, all of which representations and warranties are true and correct as of the date hereof and shall be true and correct as of (and as though made at) the Closing.

     3.1 Organization. Mitchell Motorcoach is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Mitchell Motorcoach is duly qualified or registered to do business as a foreign corporation and is in good standing in each other jurisdiction that requires such qualification or registration, except where the failure so to qualify or register would not have a material adverse effect on Mitchell Motorcoach or the Assets. Schedule 3.1 attached hereto contains a true and accurate list of the states in which Mitchell Motorcoach is duly qualified or registered to do business as a foreign corporation. Mitchell Motorcoach has all necessary corporate power to own its properties, conduct its business as presently conducted or proposed to be conducted by it, and to do and perform all acts and things required to be done by it under this Agreement.

     3.2 Capitalization. Mitchell Motorcoach has duly authorized capital stock consisting of (i) 7,500 shares of Mitchell Motorcoach Common Stock, of which 6,000 shares are issued and outstanding. Such shares are owned by the following persons in the amounts indicated: Harvey G. Mitchell and Patricia A. Mitchell (as tenants by the entirety) - 5,000, Mark Molder - 500 and Robert Meixner -
500. The acquisition of all of the assets and liabilities of Mitchell Coach Manufacturing, Inc. by Mitchell Motorcoach has been completed and the entire business formerly conducted by Mitchell Coach Manufacturing, Inc. is now being conducted by Mitchell Motorcoach. All such outstanding shares of Mitchell Motorcoach Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws. Copies of Mitchell
Motorcoach's Articles of Incorporation and Bylaws previously delivered by Mitchell Motorcoach to Featherlite are complete and correct.

     3.3 Subsidiaries. The Assets do not include any interest, direct or indirect, in any other business, corporation, joint venture, partnership, or proprietorship. The Business is not conducted through, and the Assets are not owned by or through, any direct or indirect subsidiary or affiliate of Mitchell Motorcoach.

     3.4 Corporate Authority. The execution, delivery and performance by Mitchell Motorcoach of this Agreement and the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate action, and neither the execution and delivery of this Agreement by Mitchell Motorcoach, nor the consummation of the transactions contemplated hereby, will
(i) except as specifically described in Schedule 3.4, conflict with or result in a breach of the terms or provisions of or constitute a default under Mitchell Motorcoach's Articles of Incorporation or Bylaws or any material instrument, contract, agreement, judgment, order, decree, or other restriction to which Mitchell Motorcoach is a party or by which any of its assets is bound or affected, (ii) except as specifically described in Schedule 3.4, require any affirmative approval, consent, or authorization of any person, court, or governmental or regulatory authority, or (iii) except as specifically described in Schedule 3.4, give any party with rights under any such material instrument, contract, agreement, judgment, order, decree, or other restriction the right to terminate, accelerate, modify or otherwise change the rights or obligations of Mitchell Motorcoach thereunder. This Agreement constitutes, and all other agreements and instruments contemplated hereby, when duly executed and delivered by Mitchell Motorcoach, will constitute, valid and binding obligations of Mitchell Motorcoach enforceable in accordance with their respective terms, except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance.

     3.5 Financial Statements. The pro forma consolidated balance sheets of Mitchell Motorcoach and Mitchell Coach Manufacturing, Inc. as of December 31, 1997 (the "12-31-97 Balance Sheet") and as of March 31, 1998, and the related statements of income and shareholders' equity for the periods then ended, true and correct copies of which have been delivered to Featherlite, fairly present the financial position of Mitchell Motorcoach as of their respective dates and the results of operations for the applicable periods ended on such dates, all in accordance with GAAP consistently applied in all material respects throughout the periods covered thereby except for the absence of footnotes and the accounting for capitalized lease obligations. Mitchell Motorcoach's books of account reflect all of Mitchell Motorcoach's items of income and expense and all assets and liabilities and accruals required to be reflected therein in accordance with generally accepted accounting principles. All financial statement accruals for liabilities and reserves for contingent liabilities have been established and maintained as required to be established and maintained (a) under GAAP and (b) in order for such financial statements to present fairly the financial position of Mitchell Motorcoach as of their respective dates except for the accounting for capitalized lease of obligations.

     3.6 Taxes. Mitchell Motorcoach has not failed to file any reports or Tax returns required by any law or regulation of any jurisdiction to be filed as of the date hereof, and all such reports and returns are true and correct in all material respects. Mitchell Motorcoach has duly paid, or accrued on its books of account, all Taxes, duties, and charges pursuant to such reports and returns, or assessed or to be assessed against Mitchell Motorcoach with respect to all periods through the date hereof, or which Mitchell Motorcoach is obligated to withhold from amounts owing to any employee or other person. Mitchell Motorcoach will not be liable for any Taxes with respect to any periods up to the Effective Time, except for Taxes paid or accrued at or before the Effective Time. Mitchell Motorcoach has not received any notice of proposed adjustment, audit report, deficiency notice, notice of assessment, or similar notification with respect to any Tax that could become the obligation and liability of Featherlite.

     3.7 Absence of Undisclosed Liabilities. There are no material debts, liabilities, claims against or financial obligations of Mitchell Motorcoach, or reasonable legal basis therefor, whether accrued, absolute, contingent, or otherwise, except to the extent reflected on the 12-31-97 Balance Sheet, 3-31-98 Balance Sheet or on Schedule 3.7.

     3.8 Absence of Certain Changes and Events. Except as contemplated by this Agreement or as specifically described in Schedule 3.8, since March 31, 1998:

          3.8.1 There has not been any material adverse change in the Assets, the financial condition, business or operations of Mitchell Motorcoach.

          3.8.2 Mitchell Motorcoach has not (except for contracts for the purchase or sale of motorcoaches in the ordinary course of business, copies of which have been delivered to Featherlite prior to the Closing and identified in writing as being delivered pursuant to section 2.2.3 and
     3.8.2 of this Agreement) (1) entered into any contract, license, franchise, or commitment other than ones that either were entered into in the ordinary course of business, none of which involves amounts to be paid or received in excess of $50,000, or, if not entered into in the ordinary course of business, involved amounts to be paid or received of less than $25,000, or made any capital expenditures or commitment therefor except in the ordinary course of business, none of which involves amounts to be paid or received in excess of $50,000 or, if not incurred in the ordinary course of business, in amounts in excess of $25,000, or waived any material rights, or made, permitted, or suffered any amendment or termination of any material contract, license, franchise or agreement; (2) altered or revised its accounting procedures, methods, or practices except as required by law;
     (3) incurred, assumed, discharged, or satisfied any material liability (absolute or contingent), mortgage, lien, security interest, or encumbrance, other than in the ordinary course of business, none of which involves amounts to be paid or received in excess of $50,000 or, if not in the ordinary course of business, involves amounts in excess of $25,000 (and otherwise in compliance with this Agreement); (4) declared, set aside, or paid any dividend or shareholder distributions in cash, securities, or property or, except for shareholder loans or repayments thereof described in section 2.5.2, otherwise made any payments to shareholders or related parties other than normal base compensation and payments to offset taxes on earnings of Mitchell Motorcoach through the Closing; (5) sold, transferred, or leased any of its assets except in the ordinary course of business; (6) suffered any physical damage, destruction, or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of Mitchell Motorcoach; (7) entered into any material transaction other than in the ordinary course of business, none of which involves amounts to be paid or received in excess of an aggregate $50,000; or (8) agreed to do any of the foregoing other than pursuant hereto.

     3.9 Assets. Mitchell Motorcoach owns and has good (and, with respect to real property, marketable) title to all of the Assets described on Schedule 3.9(i) (except for assets sold or otherwise disposed of in the ordinary course of business and consistent with this Agreement since December 31, 1997), or, in the cases of leases, valid and subsisting leasehold interests in the assets leased thereby, in each case free and clear of all Liens, except for Permitted

Liens and except for other Liens described and reflected on the Closing Balance Sheet and set forth on Schedule 3.9(ii), and has full power to transfer the Assets to Featherlite on the Closing Date on the terms and conditions provided for in this Agreement. Prior to the date hereof, Mitchell Motorcoach has delivered or otherwise made available to Featherlite true and complete copies of all purchase agreements, finance agreements, leases, options, title abstracts, insurance, licenses, permits, tax abatement certificates, and other material documents relating to any of the Assets that it has in its possession or control. The real and personal properties to be included in the Assets acquired by Featherlite pursuant to the Exchange include all the properties used in and necessary to the operation of the Business and taken as a whole, to the best knowledge of Mitchell Motorcoach and the Shareholders, are in a good state of repair, ordinary wear and tear excepted. All Assets shall, at the Closing Date, be located on the premises of Mitchell Motorcoach unless otherwise noted on
Schedule 3.9(iii).

     3.10 Intellectual Property. (i) All Intellectual Property necessary to or used in the conduct of the Business (all of which is described on Schedule 3.10) is owned by Mitchell Motorcoach or licensed to Mitchell Motorcoach, in either case free and clear of any Liens other than Permitted Liens, and Mitchell Motorcoach's ownership of such Intellectual Property has not been challenged in any judicial or administrative proceeding; (ii) Mitchell Motorcoach's present and proposed operations do not infringe, misuse, or misappropriate any intellectual property rights of others including rights of others to computer software and programs (except as to the Autocad software litigation disclosed in Schedule 3.12); (iii) no employees of Mitchell Motorcoach have any right in or to the Intellectual Property necessary to or used in the conduct of Mitchell Motorcoach's present or proposed operations, and no such employees are subject to restrictive covenants with any person other than Mitchell Motorcoach with respect to such employees' employment by Mitchell Motorcoach or use of Intellectual Property in such employment; and (iv) to the knowledge of Mitchell Motorcoach and the Shareholders, none of Mitchell Motorcoach's rights to Intellectual Property is being infringed, misused, or misappropriated by others.

     3.11 Licenses; Compliance with Laws. All material permits, licenses, and other approvals and authorizations that are necessary to conduct the Business are set forth on Schedule 3.11, and all of such licenses, permits, and other approvals and authorizations are in full force and effect. Except as further set forth on Schedule 3.11, Mitchell Motorcoach has complied, and is in compliance, in all material respects with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the conduct of Mitchell Motorcoach's businesses. Mitchell Motorcoach is not in material default with respect to any order, writ, injunction, or decree of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality.

     3.12 Litigation; Insolvency. Except as specifically described in Schedule 3.12, there is no action, lawsuit, claim or proceeding of any kind pending or, to the best knowledge of Mitchell Motorcoach and the Shareholders, threatened against, by, or affecting Mitchell Motorcoach or the Assets, or, to the best knowledge of Mitchell Motorcoach and the Shareholders, any investigation of Mitchell Motorcoach or the Assets pending or threatened. Mitchell Motorcoach (i) has not voluntarily filed, or had filed against it involuntarily, a petition under the United States Bankruptcy Code that, in the case of an involuntary petition, shall not have been vacated or dismissed within 30 calendar days after the filing thereof, and (ii) has not taken action or otherwise had proceedings commenced to dissolve or liquidate it.

     3.13 Environmental Matters. Mitchell Motorcoach has obtained, and is in compliance in all material respects with, all permits, licenses, or other approvals necessary under Environmental Laws (as defined below) with respect to Mitchell Motorcoach and its business, operations, products, or properties. All such required permits, licenses and approvals are set forth on Schedule 3.11. Neither Mitchell Motorcoach nor its business, operations, products, or properties, currently or formerly owned, operated, or leased (i) have violated or violate or, to the knowledge of Mitchell Motorcoach and the Shareholders, have been or are subject to any judicial or administrative investigations, proceedings or other actions alleging the violation of, any federal, state, local, or foreign environmental, clean air, superfund, conservation, health, or safety statute, regulation, ordinance, common law, order, or decree (collectively, "Environmental Laws") governing "Hazardous Substances," which for purposes hereof means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, medical waste, radioactive materials, explosives, known carcinogens, petroleum products, or substances defined as hazardous or as a pollutant or contaminant in, or the generation, handling, storage, release or disposal of which is regulated by, any Environmental Laws or
(ii) to the knowledge of Mitchell Motorcoach and the Shareholders, have been or are the subject of any federal, state, local or foreign investigation, proceeding or other action evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance or (iii) have taken any action or failed to take any action that might reasonably result in violation of any Environmental Laws. Prior to the execution of this Agreement, there has been delivered by Mitchell Motorcoach to Featherlite in writing and identified as delivered pursuant to this provision a chronological record of all testing performed and compliance procedures followed by Mitchell Motorcoach in connection with Environmental Laws. Neither Mitchell Motorcoach, nor, to the knowledge of Mitchell Motorcoach and the Shareholders, any prior or current lessee, owner, occupant, operator or other person has released, spilled or disposed of any Hazardous Substance in or on the ground of any real property currently or formerly owned, operated, or leased by Mitchell Motorcoach, and no above-ground or underground storage tanks, other than six above-ground moveable 250 gallon tanks currently present at Mitchell Motorcoach's Pryor facility, and an above-ground diesel storage tank which was removed prior to 1997, or Hazardous Substances are or were present on such real property or any structures thereon. Mitchell Motorcoach has no removal, restoration or similar obligation under any Environmental Laws with respect to any property, and Mitchell
Motorcoach has not materially changed its storage or disposal practices with respect to Hazardous Substances since January 1, 1994. Mitchell Motorcoach has delivered to Featherlite true and complete copies of all reports, studies or tests in the possession of or initiated by Mitchell Motorcoach pertaining to Hazardous Substances or other environmental concerns regarding Mitchell Motorcoach, its business, operations, products, or properties, whether currently or formerly owned, operated, or leased.

     3.14 Contracts; Leases. Schedule 3.14 attached hereto contains a list of each of the following Contracts, including amendments thereto, to which Mitchell Motorcoach is a party or by which any of the Assets are in any way bound or obligated:

          3.14.1 Written employment and compensation agreements and written employment policies with employees or independent contractors, officers, or directors and agreements that contain any severance pay liability or obligation to any employee, former employee, director, former director, or consultant;

          3.14.2 Agreements of guarantee or indemnification;

          3.14.3 Loan or credit agreements providing for any extension of credit for borrowed money to or by Mitchell Motorcoach;

          3.14.4 Noncompetition agreements;

          3.14.5 Leases to or for any personal property that involve the payment or receipt of annual rent of more than $10,000 individually or $20,000 in the aggregate, and leases to or for any real property, regardless of the dollar amount involved;

          3.14.6 Contracts for products or services provided by Mitchell Motorcoach that (i) involve the receipt of more than $25,000 individually in any period of 12 consecutive months, or (ii) commit Mitchell Motorcoach to provide technology or other products, the development of which has not been completed as of the date hereof; and

          3.14.7 Any other agreement, contract, commitment, or other arrangement (oral or written) not otherwise described above unless it:

               3.14.7.1  is  of  six-month  or  shorter   duration  or  Mitchell
          Motorcoach can terminate it, without liability to Mitchell Motorcoach, on notice of 30 days or less; or

               3.14.7.2 requires payment by Mitchell Motorcoach of less than $20,000 per year; provided, however, that the aggregate amount of the obligations under contracts excluded by reason of these sections
          3.14.7.1 and 3.14.7.2 shall not represent obligations in excess of $50,000 with respect to any period of 12 consecutive months.

Except  as  specified  in  Schedule  3.14,  (i) all of the  Contracts  listed on
Schedule 3.14 or material to the Business are valid, binding and in full force and effect in accordance with their terms and conditions (except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance), and (ii) there is no existing material default under, or failure by Mitchell Motorcoach to perform in substantial compliance with the terms of, any of the Contracts listed on Schedule 3.14, and no default under any other Contract which default is material to the Business. Copies of all of the Contracts (or, in the case of oral Contracts, descriptions of the material terms thereof) described in Schedule 3.14 have been delivered by Mitchell Motorcoach to Featherlite.

     3.15 Insurance. Listed on Schedule 3.15 attached hereto is a list of all of the policies of fire, liability, life, health, product liability and other insurance maintained by or on behalf of Mitchell Motorcoach, whether for its own benefit or the benefit and protection of its employees, agents, lessors or lenders, and copies of such policies have been delivered (or made available upon request) by Mitchell Motorcoach to Featherlite. Mitchell Motorcoach's physical assets are and will be through the Effective Time insured against loss by fire and other insurable perils to which they may be subject at or above the levels of coverage maintained by Mitchell Motorcoach as of December 31, 1997. Except as set forth on Schedule 3.15, Mitchell Motorcoach currently maintains in effect insurance coverage for all of its properties and assets.

     3.16 Accounts Receivable. Except as listed on Schedule 3.16 attached hereto, to the best knowledge of Mitchell and the Shareholders, all accounts receivable of Mitchell Motorcoach reflected on the 12/31/97 Balance Sheet and the Closing Balance Sheet (i) have arisen in the ordinary course of business, and (ii) are collectible in the amounts at which they are carried on Mitchell Motorcoach's books, except to the extent reflected in the reserve for doubtful accounts reflected on the 12/31/97 Balance Sheet. Such reserve is adequate to cover accounts not collectible in the ordinary course of business consistent with standard and reasonable business practices.

     3.17 ERISA Matters. Schedule 3.17 attached hereto contains a complete list and description of all Employee Benefit Plans of Mitchell Motorcoach and any Affiliate ("Scheduled Plans"). True and correct copies of all Scheduled Plans have been delivered to Featherlite. Each Employee Benefit Plan of Mitchell Motorcoach and any Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. At the date hereof and during the six years preceding the date hereof, neither Mitchell Motorcoach nor any Affiliate has contributed to a Pension Plan. Neither Mitchell Motorcoach nor any Affiliate has ever been required to contribute to a Multiemployer Plan. At the date hereof, there is no amount of Unrecognized Retiree Welfare Liability under any Employee Benefit Plan maintained or contributed to by Mitchell Motorcoach or any Affiliate. Mitchell Motorcoach and/or any Affiliate has, as of the date hereof, made all contributions or payments to or under each Scheduled Plan required by law or by the terms of such Scheduled Plan or any contract or agreement, or Mitchell Motorcoach and/or any Affiliate has made or accrued reserves adequate for such purposes. All reports and disclosures relating to such Scheduled Plans required to be filed or distributed under ERISA as of the Effective Time shall have been filed or distributed. Each Scheduled Plan that is a group health plan within the meaning of Code section 5000(b)(1) is in substantial compliance with the continuation of health coverage requirements of Code section 4980B.

     3.18 Employee Matters. Mitchell Motorcoach is not a party to any collective bargaining agreement with any labor organization. Mitchell Motorcoach has complied in all material respects with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, occupational health and safety, and the payment of all payroll, withholding and social security taxes, and is not liable for any wages, taxes or penalties for the failure to comply with any of the foregoing. All amounts due to employees of Mitchell Motorcoach for commissions, salaries, wages, bonuses, fringe benefits and vacation benefits accrued through the Effective Time shall have been paid in the ordinary course or accrued, as appropriate, before the Effective Time. Except for ERISA Plans disclosed in
Schedule 3.17, Mitchell Motorcoach has not (i) promulgated any policy or entered into any written agreements relating to the payment of severance pay to
employees   whose   employment  is  terminated  or  suspended,   voluntarily  or
involuntarily, or otherwise, or (ii) entered into any written employment agreements with any employee. Schedule 3.18 attached hereto contains (i) a true and complete list of all full-time and part-time employees of Mitchell Motorcoach and the current level of compensation payable to each and (ii) a true and correct list of all former employees of Mitchell Motorcoach for whom

Featherlite is assuming  responsibility  for COBRA coverage  pursuant to section
5.9.3 of this Agreement. There are no strikes, work stoppages, or controversies pending or, to the knowledge of Mitchell Motorcoach or the Shareholders, threatened, between Mitchell Motorcoach and any of its employees.

     3.19 Miscellaneous Information. Schedule 3.19 attached hereto constitutes a true and complete list of the name of each financial institution in which Mitchell Motorcoach has an account or safety deposit box, the account numbers with respect thereto, and the names of all persons authorized to draw thereon or who have access thereto, with respect to all safe deposit boxes.

     3.20 Investment Intent. The Featherlite Shares being acquired by Mitchell Motorcoach pursuant to this Agreement are not being acquired with a view to, or for resale in connection with, any distribution or public offering thereof except in compliance with the Securities Act and any applicable state securities laws, provided that Mitchell Motorcoach may make the distributions of the Featherlite Shares to the Shareholders contemplated by section 2.8 of this Agreement and Harvey G. Mitchell may transfer some Featherlite Shares to Charles Fulton in accordance with the provisions of section 6.11 of this Agreement. Mitchell Motorcoach and the Shareholders understand that issuance of the Featherlite Shares by Featherlite has not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable state securities laws, and that the reliance of Featherlite upon this exemption is based in part upon the representations, warranties and agreements made by Mitchell Motorcoach and the Shareholders. Mitchell Motorcoach and the Shareholders further understand that the Featherlite Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) the existence of an exemption from the registration requirements of the Securities Act and such state securities laws.

     3.21 U.S. Real Property Interest. No tax is required to be withheld or paid pursuant to section 1445 of the Code as a result of the transfer of the Assets to Featherlite in the transactions contemplated by this Agreement.

     3.22 No Finders. No act of Mitchell Motorcoach or the Shareholders or their representatives has given or will give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF FEATHERLITE

     Featherlite hereby makes the following representations and warranties to Mitchell Motorcoach and the Shareholders, all of which representations and warranties are true and correct as of the date hereof and shall be true and correct as of (and as though made at) the Closing.

     4.1 Organization. Featherlite is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly qualified or registered to do business as a foreign corporation and is in good standing in each jurisdiction that requires such qualification or registration and in which it owns or leases any material properties or conducts any material business, except where the failure so to qualify or register would not have a material adverse effect on Featherlite. Featherlite has all necessary corporate power to own its properties, conduct its businesses as presently conducted or proposed to be conducted by it, and to do and perform all acts and things required to be done by it under this Agreement.

     4.2 Capitalization. Featherlite has 50,000,000 shares of duly authorized capital stock consisting of (i) 40,000,000 shares of Featherlite Common Stock, of which 6,255,000 shares were issued and outstanding as of March 31, 1997, and no shares are held in treasury; and (ii) 10,000,000 undesignated shares, none of which is outstanding or held in treasury. All such outstanding shares of Featherlite Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws. In addition, as of March 31, 1997, 120,000 shares of Featherlite Common Stock have been reserved for issuance under outstanding warrants and a total of 550,000 shares of Featherlite Common Stock have been reserved for issuance under its stock option plan of which 311,380 shares are subject to outstanding stock options granted under such plan; a proposal to reserve an additional 1,100,000 shares for such plan is to be submitted at the next meeting of Featherlite shareholders. Except as described in this section 4.2 and footnotes to Featherlite's consolidated financial statements for the year ended December 31, 1997, there is no other outstanding Featherlite Common Stock or other outstanding rights to acquire such stock, the holders of the outstanding shares of Featherlite Common Stock have no preemptive rights, and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever, under which Featherlite is or may be obligated to issue any capital stock or other securities of Featherlite; and Featherlite has no obligation for the repurchase of any of its outstanding securities. Any and all preemptive or similar rights to purchase any capital stock or securities of Featherlite to which any holders of capital stock or any other security of Featherlite may have been entitled with respect to prior issuances of Featherlite Common Stock or rights to acquire Featherlite Common Stock shall have, on or before the Closing Date, been validly and enforceably waived by all such holders or are otherwise no longer of any force or effect. There are no shareholder agreements or other agreements, understandings or commitments relating to or otherwise affecting the Featherlite Common Stock. Copies of Featherlite's Articles of Incorporation and Bylaws previously delivered by Featherlite to Mitchell Motorcoach are complete and correct.

     4.3 Corporate Authority. The execution, delivery and performance by Featherlite of this Agreement and the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate action, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of the terms or provisions of or constitute a default under its Articles of Incorporation or Bylaws or any material instrument, contract, agreement, judgment, order, decree or other restriction to which Featherlite is a party or by which any of its assets is bound or affected, or require any affirmative approval, consent, or authorization of any person, court, or governmental or regulatory authority. This Agreement constitutes, and the other agreements and instruments contemplated hereby, when duly executed and delivered by
Featherlite, will constitute, valid and binding obligations of Featherlite enforceable in accordance with their respective terms, except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance.

     4.4 SEC Filings and Financial Statements. Featherlite has heretofore furnished to Mitchell Motorcoach and the Shareholders copies of all SEC Reports filed by Featherlite with the SEC on or after January 1, 1998. Each of the SEC Reports was complete and correct in all material respects as of its effective date and, as of its effective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which made, not misleading. The financial statements of Featherlite and the notes thereto contained in the SEC Reports are correct and complete and fairly present the combined financial position of Featherlite and its subsidiaries as of the respective dates thereof and the results of operations for the periods then ended, except as disclosed therein or in the notes thereto or in the explanations thereof contained in the SEC Reports; and the balance sheets and notes thereto contained therein show and properly reflect all material liabilities of Featherlite and its combined subsidiaries on the respective dates thereof, except for any claims and lawsuits against Featherlite and its combined subsidiaries now pending, the total liability from which would not materially adversely affect the business, properties, or financial condition of Featherlite and its combined subsidiaries, taken as a whole. Each such financial statement was prepared in conformity with generally accepted accounting principles consistently applied (except, in the case of unaudited statements, as permitted by the SEC for Quarterly Reports on Form 10-Q).

     4.5 No Material Adverse Changes. Except as otherwise disclosed herein or in the SEC Reports or press releases issued by Featherlite, since January 1, 1998, there has not been any material adverse change in the financial condition or in the business operations, properties, assets or liabilities of Featherlite and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

     4.6 No Finders. No act of Featherlite or its representatives has given or will give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment with the exception of a fee due to CIBC Oppenheimer Corp., payment of which fee shall be the obligation of Featherlite.


                                    ARTICLE 5
                                    COVENANTS

     5.1 Access. Mitchell Motorcoach shall, during the period prior to the Closing, give Featherlite and its representatives full access during regular business hours to Mitchell Motorcoach's properties, records and personnel and such other information of Mitchell Motorcoach as Featherlite may reasonably request to analyze Mitchell Motorcoach and its business, assets, and prospects. Featherlite agrees to maintain, and to cause its representatives to maintain, the confidentiality of any information that they receive as a result of such access and to obtain Mitchell Motorcoach's consent prior to disclosing any of such information to any other person or entity.

     5.2 Conduct of Business Until Effective Time. Except as Featherlite may otherwise consent in writing or as otherwise contemplated by this Agreement, from the date hereof until the Effective Time, Mitchell Motorcoach shall operate the Business only in the usual, regular, and ordinary manner and Mitchell Motorcoach shall not (i) amend its Articles of Incorporation; (ii) make or grant any increase in the compensation payable to or to become payable to any officer, employee, director, or consultant or any increase in any officer, employee, director, or consultant benefit plan; (iii) merge with or enter into, consolidate with or acquire all or substantially all of the stock or assets of any other corporation, partnership, limited partnership, joint venture, association, or other entity; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery, or sale of, any shares of its capital stock of any class or series, any securities or debt convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, convertible securities, or debt; (v) declare or pay any dividend or distribution in cash, securities, or property; (vi) incur, assume, discharge or satisfy any material liability (absolute or contingent), mortgage, lien, security interest or encumbrance other than trade payables or other obligations in the ordinary course of business (and in compliance with this Agreement); (vii) sell, assign, lease, or otherwise transfer or dispose of any of its Assets without the replacement thereof with a substantially equivalent asset of substantially equivalent kind, condition, and value, except for sales, transfers and assignments consistent with past practice, increases and decreases in supplies and receivables in the ordinary course of business under circumstances consistent with past practice; (viii) enter into any material transaction other than in the ordinary course of business (subject to the exceptions stated above); (ix) take any action that would cause the representations and warranties of Mitchell Motorcoach contained in Article 3 hereof to be untrue in any material respect as of the Closing; or (x) agree to any of the foregoing other than pursuant hereto.

     5.3 Approvals and Consents. As promptly as possible, Mitchell Motorcoach and the Shareholders and Featherlite shall take all corporate and other actions, make all filings with courts or governmental authorities, and use their best efforts to obtain in writing all approvals and consents (including specifically all required shareholder approvals) required to be taken, made, or obtained by them in order to effectuate the Exchange and the transactions contemplated hereby. The parties agree to cooperate jointly to use their best efforts in taking actions so as to effect the transfer and assignment of the approvals, permits, licenses and certifications set forth on Schedule 3.11 to Featherlite. The parties shall cooperate with each other in effecting the foregoing; and shall deliver promptly to the other copies of such filings, approvals, and consents. The Shareholders agree to vote all shares of capital stock of Mitchell Motorcoach that are owned by them or under their voting control in favor of this Agreement and the Exchange and to take other necessary and appropriate actions consistent therewith.

     5.4 Exclusive Dealing. Mitchell Motorcoach and the Shareholders agree not to (and to cause their affiliates and representatives not to) solicit, negotiate, discuss or entertain any offers or acquisition or investment inquiries or proposals, or otherwise provide information to any other person, with regard to the businesses that are the subject of this Agreement from any other person, or to furnish information to any other person for any such purpose, during the period beginning on the date hereof and ending on the Closing Date, unless this Agreement is terminated pursuant to Article 8. Mitchell Motorcoach and the Shareholders hereby confirm and represent that they have accepted no other offer regarding the purchase, sale, investment in, or similar transaction with respect to all or any portion of its business or assets that are the subject of this Agreement, nor has any letter of intent or other agreement to do so been signed with any other party.

     5.5 Risk of Loss. Prior to the Effective Time, the risk of loss or destruction to any of the Assets shall be that of Mitchell Motorcoach. If the Business is materially curtailed or interrupted prior to the Effective Time by loss, destruction, or damage due to fire or any other casualty, Featherlite shall have the right to terminate this Agreement by written notice delivered to Mitchell Motorcoach.

     5.6 Costs and Fees. Except as otherwise specifically provided in this Agreement, whether or not the Exchange is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. The aggregate amount of all out-of-pocket expenses and fees incurred by Mitchell Motorcoach in connection with the Exchange (including but not limited to fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel and all fees and expenses of Mitchell Motorcoach's counsel, accountants, experts and consultants) and unpaid at the time of Closing shall constitute liabilities of Mitchell Motorcoach and/or the Shareholders, as the case may be, and whether or not such expenses and fees are reflected on the Closing Balance Sheet, they shall constitute Excluded Liabilities.

     5.7 Sales and Transfer Taxes. Notwithstanding anything to the contrary set forth herein, any applicable sales, value added, transfer, documentary, use, filing and other Taxes and fees (other than income Taxes) that may be levied in connection with the Exchange shall be borne by Mitchell Motorcoach and the Shareholders. Each of the parties shall use its best efforts, however, to obtain all necessary exemptions from such Taxes.

     5.8 Employment Agreement. At the Closing, Featherlite and Harvey Mitchell shall enter into an employment agreement providing for the employment of Harvey Mitchell by Featherlite following the Closing, in the form attached hereto as
Schedule 5.8.

     5.9 Employment; Benefits.

          5.9.1 Employment. As of the Effective Time, Featherlite shall offer to each current employee of Mitchell Motorcoach (limited to those individuals listed as current employees on Schedule 3.18 and such ordinary course of business replacements as may be hired between the date hereof and the Effective Time) a position of employment in Featherlite at pay and benefits for the position offered no less favorable as a whole than those provided by Mitchell Motorcoach to its employees in such positions immediately prior to the Effective Time. Effective as of the Effective Time, Featherlite shall become the employer of and employ each such employee who so accepts such employment. Subject to the requirements of law and any employment agreements to which such employees may be a party following the Closing Date, the employment of all such employees will be at will, except for the employment of Harvey Mitchell which shall be governed by the terms and conditions of the Employment Agreement attached hereto as Schedule 5.8. From and after the Effective Time, Featherlite shall give each such employee full credit for all vacation time accrued by such employee as of the Effective Time to the extent of the dollar amounts accrued therefor on the Closing Balance Sheet, and Featherlite agrees that to the extent required by law it shall pay any employee for his or her accrued vacation time to the extent reflected on the Closing Balance Sheet if such employee terminates his or her employment. After the Effective Time, Featherlite shall, for all seniority, eligibility, and vesting purposes, credit such employees for their past service with Mitchell Motorcoach (and any past service with a predecessor previously recognized by Mitchell Motorcoach);

     provided, however, that with respect to calculation of benefits under Featherlite severance policies, only past service with Mitchell Motorcoach shall be credited to an employee of Featherlite, and not any past service with any predecessor of Mitchell Motorcoach. Employees hired by Featherlite shall be governed by, and shall be entitled to benefits under, Featherlite severance pay policies with respect to termination of such employment by Featherlite after Closing.

          5.9.2 Benefits; General. As of the Effective Time, Featherlite shall assume and become the sponsor of all health, dental and life insurance plans, and the cafeteria plan, currently maintained by Mitchell Motorcoach for its employees. Except as provided in this section 5.9, Featherlite shall not assume any other Employee Benefit Plan or non-ERISA employee benefit program sponsored by Mitchell Motorcoach. Mitchell Motorcoach will appropriately deal with all employees engaged in the conduct of the Business if such employees are not to be made an offer of employment by
     Featherlite, at Mitchell Motorcoach's own cost and risk, except as otherwise specifically provided in this Agreement. Mitchell Motorcoach will be solely responsible for payment or satisfaction of all severance pay, retention bonus, deferred compensation, unemployment compensation or any other consequences or obligations, incurred as a result of any termination of employment by Mitchell Motorcoach of any of its employees not reflected on Schedule 5.9 (other than employees hired in the ordinary course of business between the date hereof and Closing in accordance with the terms of this Agreement, that otherwise would have been included on Schedule 5.9), whether such termination by the party occurs before, contemporaneously with, or following the Effective Time.

          5.9.3 Cobra Obligations. Featherlite assumes all responsibility and liability for providing continued health, dental and life insurance coverage ("COBRA coverage") to those employees of Mitchell Motorcoach, and their spouses or dependents, who, before Closing, had elected or became entitled to elect such COBRA coverage. Featherlite further assumes all responsibility and liability for providing COBRA coverage to those employees of Mitchell Motorcoach, and their spouses and dependents, who, at or after Closing, have a "qualifying event" (within the meaning of Code section 4980B(f)(3) or applicable state law) which entitles them to elect such COBRA coverage. Such COBRA coverage will continue for the period required by and shall, in all respects, comply with the requirements of Code section 4980B and sections 601 through 609 of ERISA or applicable state law.

     5.10 Plant-Closing Notices. Mitchell Motorcoach shall provide, on a timely basis, all notices required under the Worker Adjustment and Retraining Notification Act and comparable state laws with respect to the employees employed in the Business and such other notices as may be required by union contracts to which Mitchell Motorcoach is a party with respect to the transactions contemplated by this Agreement.

     5.11 Prorations. Except as otherwise specifically provided herein, the prorations and adjustments described in this section shall be made and fully reflected on the Closing Balance Sheet. The Business operations of Mitchell Motorcoach and the income and expenses attributable thereto through the

Effective Time shall be for the account of Mitchell Motorcoach and thereafter shall be for the account of Featherlite, and all such items of income and expense shall be reflected on the Closing Balance Sheet so as to reflect such proration. Allocation of items under these proration provisions shall include but not be limited to employee compensation, power and utilities charges, real and personal property taxes, and rents and payments pertaining to the Contracts being transferred to Featherlite pursuant hereto.

     5.12 Reorganization Treatment. Mitchell Motorcoach and Featherlite shall take all actions necessary to cause the Exchange and the other transactions contemplated by this Agreement to be treated for tax purposes as a reorganization under section 368(a)(1)(C) of the Code, including all actions necessary to comply with the "continuity of business enterprise" and "continuity of interest" requirements with respect thereto.

     5.13 Shareholders' Letters. Each of the Shareholders shall deliver to Featherlite on or prior to the Closing Date a written agreement, in the form previously approved by the parties, that such Shareholder (a) will not offer to sell, transfer or otherwise dispose of any Featherlite Common Stock issued pursuant to the Exchange, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the availability of such other exemption to be reasonably satisfactory to Featherlite's counsel), and (b) has no present intention to sell, transfer or otherwise dispose of (and does not have any short position in or agreement to sell) any of such Featherlite Common Stock except in compliance with all applicable federal and state securities laws.

     5.14 Purchase of Used Motorcoaches. If any of the used motorcoaches included among the Assets purchased by Featherlite are offered for sale by Featherlite through June 30, 1999, and during at least the three months preceding such date are offered at prices not more than their respective values on the Closing Balance Sheet, and (i) remain unsold on such date, the Mitchells on June 30, 1999 will purchase all such unsold used motorcoaches at an amount equal to (a) the aggregate value of all such unsold motorcoaches as reflected in the detailed schedule supporting the Closing Balance Sheet, plus or minus (b) the aggregate net amount by which net revenues from the sale of used motorcoaches included among the Assets exceeds or is less than the aggregate value of such motorcoaches as reflected in the detailed schedule supporting the Closing Balance Sheet or (ii) all of such used motorcoaches have been sold and if the net revenue from the sale of all such motorcoaches included in the Assets is less than the aggregate value of such motorcoaches as reflected in the detailed schedule supporting the Closing Date Balance Sheet, the Mitchells shall immediately pay to Featherlite, such shortfall. In order to partially secure the Mitchells' contingent obligation hereunder, Mitchells at Closing shall either provide Featherlite with a letter of credit from a bank and in substantive form acceptable to Featherlite in the amount of $300,000.

     5.15  Payment  of  Excluded   Liabilities.   Mitchell  Motorcoach  and  the
Shareholders shall make provision for and perform and pay all Excluded Liabilities.

     5.16 Provisions for Working Capital. During the period from the Closing Date through December 31, 2001, Featherlite shall provide to the Featherlite Vogue Division of Featherlite working capital of up to $3 million (including payment of bank overdrafts as of the Closing Date), consistent with performance and growth in the Net Sales and Operating Income Before Tax of such Division.

     5.17 Harvey Mitchell Life Insurance. Featherlite shall assume, maintain ownership of and pay premiums on the insurance policy on the life of Harvey G. Mitchell currently owned by Mitchell Motorcoach until the earlier of December 31, 2001 or the termination of employment of Harvey G. Mitchell by Featherlite. Featherlite shall designate itself as beneficiary so long as it pays the premiums on such policy. On the earlier of January 1, 2002 or the termination of employment of Harvey G. Mitchell by Featherlite, Featherlite shall allow Harvey
G. Mitchell or his designee to assume ownership of the portion Featherlite is discontinuing, to the extent permitted by and subject to the terms of the insurance policy. In the event of the death of Harvey G. Mitchell and the receipt by Featherlite of insurance proceeds, the amount of such proceeds shall be included in the Operating Income Before Tax of the Featherlite Vogue Division and the calculation of Earnout Shares to the extent provided in section 2.7 of this Agreement.

     5.18 Product Liability Insurance. Featherlite shall use its commercially reasonable best efforts to have the coverage of its product liability insurance extended to cover motorcoaches manufactured and sold by Mitchell Motorcoach prior to the Closing Date and to maintain such insurance through December 31, 2001, it being acknowledged by the parties that due to differences in manufacturing operations between Featherlite and Mitchell Motorcoach and other factors, identical coverage may not be available or may not be available at commercially reasonable rates.

     5.19 Pledge for Litigation Exposure. In order to partially secure the obligation of Mitchell Motorcoach and the Shareholders to indemnify Featherlite pursuant to section 9.2 of this Agreement as it applies to the litigation matters identified in Schedule 3.12 hereto and any additional litigation initiated against Featherlite subsequent to the Closing Date and arising from a matter as to which Mitchell Motorcoach and the Shareholders are obligated to indemnify Featherlite pursuant to section 9.2 (the "Litigation Matters"), until such time as the Litigation Matters are resolved to the reasonable satisfaction of Featherlite, Mitchell Motorcoach and the Shareholders shall pledge Featherlite Shares with an aggregate Average Market Price as of the Closing Date of $500,000 in accordance with the terms of the Litigation Pledge Agreement attached to this Agreement as Appendix A which shall be executed at the Closing. By way of non-exclusive example, the Litigation Matters shall be resolved to the reasonable satisfaction of Featherlite if they become subject to a final non-appealable judgment, or upon execution of binding settlement agreements in full release of all claims. If Mitchell Motorcoach is required pursuant to section 2.7 of this Agreement to deliver shares of Featherlite to Featherlite upon acceptance of the Closing Balance Sheet, the number of pledged shares shall be reduced for such purpose and Mitchell Motorcoach, Harvey G. Mitchell and Patricia A. Mitchell shall maintain such pledge obligation with a bank letter of credit in form and substance reasonably satisfactory to Featherlite in an amount equal to the aggregate Average Market Price as of the Closing Date of the number of shares withdrawn from the pledge to meet the delivery obligation to Featherlite.


                                    ARTICLE 6
                               REGISTRATION RIGHTS

     6.1 Right to Demand Registration. If at any time following the adjustment of the number of Featherlite Shares upon acceptance of the Closing Balance Sheet in accordance with the first paragraph of section 2.7 of this Agreement, the holders of a majority of the Featherlite Shares issued in the Exchange shall request in writing to Featherlite that it register under the Securities Act the sale by the Shareholders of all or any portion of the Featherlite Shares issued in the Exchange and received by the Shareholders from Mitchell Motorcoach in connection therewith, or shares of capital stock that are issued to the Shareholders in respect of, or in exchange or in substitution for, any
Featherlite Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, stock split, sale of assets, distribution to shareholders or combination of the shares of Featherlite Common Stock or any other change in Featherlite's capital structure ("Registrable Shares"), then Featherlite shall prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement") covering the Shareholders' sale of the Registrable Shares; provided, however, that the shares of Featherlite Common Stock received in the Exchange shall cease to be Registrable Shares upon any sale, to the extent they are sold, pursuant to a registration statement under the Securities Act or upon such time as and to the extent that such shares in the hands of the Shareholders are eligible for sale in a single transaction under Rule 144 under the Securities Act. Featherlite shall use all reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) two years after the Effective Time, or (ii) such time as all Registrable Shares in the hands of any single Shareholder can then be sold by such Shareholder in a single transaction pursuant to Rule 144 under the Securities Act, or (iii) such time as all Registrable Shares included therein have been sold or cease to be Registrable Shares. Before filing the Registration Statement or the prospectus contained therein, or any amendment or supplement thereto, with the SEC, Featherlite will furnish to one counsel selected by the Shareholders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel. Featherlite will promptly notify the Shareholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. The Shareholders, with the consent of Featherlite (which consent shall not be unreasonably withheld), shall have the right to select the investment bankers and manager or co-managers that will administer an offering of Registrable Shares pursuant to this section 6.1. Notwithstanding the foregoing provisions of this section 6.1, the right given to the Shareholders to demand registration hereunder shall continue in effect only so long as either
(i) Harvey Mitchell continues to be employed by Featherlite at the time that such right is exercised or (ii) if Harvey Mitchell is not then employed by Featherlite, Harvey Mitchell's termination of employment shall not have been voluntary or based on termination for "cause," as such term is defined in the employment agreement described in section 5.8.

     6.2 Actions in Connection with Registration. Featherlite shall:

          6.2.1 as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period(s) specified above;

          6.2.2 as expeditiously as possible furnish to the Shareholders and each underwriter, if any, such reasonable numbers of copies of the Registration Statement and each amendment thereto (in each case including all exhibits), the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Shareholders, the Shareholders and their underwriters, if any, shall have the right to comment upon any information provided by them for inclusion in the Registration Statement;

          6.2.3 as expeditiously as possible use all reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states and the District of Columbia as the Shareholders and their underwriters, if any, shall reasonably request, and do any and all other acts and things that may be reasonably necessary or desirable to enable the Shareholders and their underwriters, if any, to consummate the public sale or other disposition of the Registrable Shares owned by the Shareholders in such states and/or the District of Columbia; provided, however, that Featherlite shall not be required in connection with this paragraph to qualify as a foreign corporation (where it would not otherwise be required to qualify but for this paragraph) or execute a general consent to service of process in any jurisdiction;

          6.2.4 if Featherlite has delivered preliminary or final prospectuses to the Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, promptly notify the Shareholders and, if requested, the Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to Featherlite. Featherlite shall promptly provide the Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the Shareholders shall be free to resume making offers of the Registrable Shares;

          6.2.5   immediately   notify  the   Shareholders  of  the  receipt  by
     Featherlite of any notification with respect to the suspension of the qualification or registration of the Registrable Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or the occurrence of any event that comes to Featherlite's attention if as a result of such event the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in each such case, Featherlite will promptly prepare and furnish to the Shareholders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          6.2.6 enter into such customary agreements (including an underwriting agreement) and take all such other actions as the Shareholders or the underwriters, if any, retained by the Shareholders reasonably request in order to expedite or facilitate the public sale or other disposition of the Registrable Shares, including the provision of customary opinions and indemnification; provided, however, that no shareholders other than the Shareholders shall be required to sign a standstill agreement in connection with the underwritten sale of securities;

          6.2.7 make available for inspection by the Shareholders, any underwriter participating in any public sale or other disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Shareholders or any underwriter (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of Featherlite and its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Featherlite and its subsidiaries to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with the Registration Statement; and

          6.2.8 otherwise use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practical, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement and the effective date of each post-effective amendment thereto (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provision of Section 11(a) of the Securities Act and Rule 158 thereunder.

     6.3 Delay in Registration. Notwithstanding the foregoing, if at the time the Registration Statement is to be filed, Featherlite reasonably believes that there are pending potential material developments or activities that would be required to be disclosed in the Registration Statement, the disclosure of which, in the good faith determination of Featherlite, may materially adversely affect Featherlite, then Featherlite may delay the filing of the Registration Statement subject to the period limitations set forth below. Furthermore, if an amendment to the Registration Statement is required by virtue of the existence of an undisclosed potential material development or activity the disclosure of which, in the good faith determination of Featherlite, may materially adversely affect Featherlite, then Featherlite shall notify the Shareholders that such material development or activity exists (without disclosing the nature or specifics thereof) and the Shareholders shall thereupon cease all sales of Registrable Shares subject to the period limitations set forth below. The aggregate number of days by which the filing of the Registration Statement is delayed or for which the Shareholders are prevented from selling Registrable Shares pursuant to this section 6.3 shall not exceed a cumulative 90 days in any 18-month period. The Shareholders shall hold in confidence all information provided to them pursuant to this section and shall not use such information in violation of any applicable securities laws. Any such delay shall extend the registration period otherwise provided in section 6.1 hereof.

     6.4 Expenses. Featherlite will pay all of the registration expenses of and incident to the Registration Statement filed pursuant to this Article 6 and Featherlite's compliance with or performance of this Article 6, including, without limitation, all registration and filing fees, exchange listing and other fees, printing expenses, fees and disbursements of counsel for Featherlite (and counsel for the underwriters in connection with Blue Sky qualification of the Registrable Shares), state Blue Sky fees and expenses, the expense of any audits and "cold comfort" letters incident to or required by any such registration, and the fees and disbursements of underwriters customarily paid by issuers of securities when no shares are being sold by the issuers, but excluding underwriting discounts and selling commissions with respect to the Shareholders' shares, and the fees and expenses of the Shareholders' own counsel, which shall in all events be paid by the Shareholders.

     6.5 Featherlite Obligations. So long as (i) any Featherlite Shares are outstanding, owned by any of the Shareholders and not yet eligible for sale pursuant to Rule 144(k) under the Securities Act, and (ii) Featherlite has a class of securities registered under section 12 of the Exchange Act, Featherlite agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

               (ii) use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Featherlite under the Securities Act and the Exchange Act; and

               (iii) furnish to the Shareholders upon request a written statement by Featherlite as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of
          Featherlite, and such other reports and documents of Featherlite as the Shareholders may reasonably request to avail itself of any similar rule or regulation of the SEC allowing him to sell any such securities without registration and otherwise take such action as the Shareholders may reasonably request in order to avail himself of any such rule or regulation of the SEC.

     6.6 Compliance with Securities Act. The Registration Statement and any amendments or supplements thereto will comply in all material respects with the Securities Act, and none of the information relating to Featherlite or its affiliates (including, without limitation, the Exchange Act filings) included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith will, at the time the Registration Statement becomes effective and during the effectiveness thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.7 Indemnification. Featherlite will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, (i) the Shareholders and
(ii) each other person who participates as an underwriter or selling agent in the offering or sale of Featherlite Shares and each other person, if any, who controls, is controlled by or is under common control with the Shareholders or any such underwriter or selling agent within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (for purposes of this paragraph, "Indemnified Person"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Featherlite's consent) to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by Featherlite of any federal, state or common law, rule or regulation applicable to Featherlite in connection with any such registration, and, in each case, Featherlite will reimburse such

Indemnified Person for any reasonable legal or any other expenses reasonably incurred by him, her or it in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that Featherlite shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to
Featherlite through an instrument duly executed by such Indemnified Person specifically stating that it is for inclusion therein or if an underwriter fails to deliver a final prospectus in accordance with the Securities Act and such delivery would have cured the defect causing such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such securities by such Indemnified Person.

Featherlite may require, as a condition to including the Registrable Shares in the Registration Statement, that Featherlite shall have received an undertaking reasonably satisfactory to it from the Shareholders or any underwriter or selling agent, to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the first paragraph of this section 6.7), Featherlite and its directors, officers, controlling persons, any underwriter or selling agent and all other prospective sellers and their respective directors, officers, and partners, and their respective controlling persons (for purposes of this paragraph, "Indemnified Persons") but only with respect to (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to Featherlite or its representatives through an instrument duly executed by or on behalf of the Shareholders, other selling person or underwriter or selling agent specifically stating that it is for inclusion therein, or (C) any violation by the Shareholders or any underwriter or selling agent of any federal, state or common law, rule or regulation applicable to any of them in connection with any such registration, and, in each case, the indemnifying party will reimburse such Indemnified Person for any reasonable legal or any other expenses reasonably incurred by Featherlite in connection with investigating or defending such loss, claim, liability, action or proceeding. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of such securities by such indemnifying party; provided, however, that no such indemnifying party shall be liable under this paragraph for any amounts exceeding the product of the price per Registrable Share at which such Registrable Shares are sold in the offering multiplied by the number of Registrable Shares being sold pursuant to the Registration Statement or prospectus by such indemnifying party.

Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding (including any governmental investigation with respect to which a claim for indemnification may be made pursuant to this section 6.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this section 6.7, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability arising out of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (and one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. All fees and expenses incurred by an indemnified person that are covered by the indemnity will be paid on a current basis when billed.

     6.8 Contribution. If the indemnification provided for in section 6.7 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) as between Featherlite and the Shareholders on the one hand and the underwriters on the other hand, in such proportion as is appropriate to reflect the relative benefits received by Featherlite and the Shareholders on the one hand and the underwriters on the other hand from the offering of all of the securities sold in the offering or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Featherlite and the
Shareholders on the one hand and of the underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between Featherlite on the one hand and the Shareholders on the other hand, in such proportion as is appropriate to reflect the relative fault of Featherlite and of the Shareholders in connection with
such  statements  or  omissions,   as  well  as  any  other  relevant  equitable
considerations. The relative benefits received by Featherlite and the Shareholders on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion that the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Featherlite and the Shareholders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Featherlite and the Shareholders on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Featherlite and the Shareholders or by the underwriters. The relative fault of Featherlite on the one hand and of the Shareholders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Featherlite and the Shareholders agree that it would not be just and equitable if contribution pursuant to this section 6.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section 6.8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Shareholders shall not be required to contribute any amount in excess of the amount by which the total price at which the securities of the Shareholders were offered to the public exceeds the amount of any damages that the Shareholders has otherwise been required to pay be reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Shareholders' obligations to contribute pursuant to this section 6.8 are several in the same proportion that the proceeds of the offering received by the Shareholders bear to the total proceeds of the offering received by all the Shareholders and not joint.

     6.9 Agreements by the Shareholders. The Shareholders shall take the following actions:

          6.9.1 In connection with any registration pursuant to this Article 6, the Shareholders shall furnish to Featherlite such information regarding the Shareholders and the distribution proposed by the Shareholders as Featherlite may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          6.9.2 If, during the effectiveness of the Registration Statement filed pursuant to this Article 6, an intervening event ("Intervening Event") occurs that, in the reasonable good faith opinion of Featherlite's Board of Directors, with the advice of counsel, causes the prospectus included in the Registration Statement to no longer comply with the Securities Act, then, after notice from Featherlite to the Shareholders of the occurrence of such an Intervening Event, the Shareholders shall make no further sales, or other dispositions or offers therefor, of Registrable Shares under such Registration Statement until he receives from Featherlite copies of a new, amended, or supplemented prospectus complying with the Securities Act. Promptly after such Intervening Event has been publicly disclosed, the disclosure of which will not be unreasonably delayed by Featherlite, or has been rendered moot, Featherlite will prepare and file any necessary amendment or supplement as provided in section 6.2.5.

     6.10 Featherlite Right of First Refusal. In the event that any Shareholder desires to sell or offers for sale all or any portion of the Featherlite Shares (the "Offered Shares") received by him as a result of the Exchange, such Shareholder shall give written notice of such offer for sale to Featherlite prior to making any public or private sale. Featherlite shall then have the option, at its discretion, to purchase all of the Offered Shares. In such event, Featherlite shall exercise such purchase option, if at all, by providing written notice to the Shareholder, within five business days after receipt of the notice of offer for sale pursuant to this section, that it will purchase all of the Offered Shares for cash in an amount per share equal to the Average Market Price, with the applicable date for these purposes being the date of the Shareholder's notice to Featherlite. If Featherlite exercises its right of first refusal hereunder, the closing of the purchase of the shares of Featherlite Common Stock with respect to which such right has been exercised shall take place at the offices of Featherlite within 10 business days after Featherlite gives notice of such exercise, which period of time shall be extended if necessary in order to comply with applicable securities laws and regulations. Notwithstanding the foregoing, each of Molder, Meixner and jointly the Mitchells shall have the right to make open market sales of 25,000 or fewer Featherlite Shares in any 30-day period without giving rise to Featherlite's right of first refusal described in this section 6.10.

     6.11. Pledge To and Participation by Charles Fulton. Featherlite acknowledges that after issuance a number of the Featherlite Shares may be pledged to Charles Fulton. If Charles Fulton subsequently acquires the pledge Shares, then subject to requirements of applicable securities laws including receipt of representations by Fulton that he has received all appropriate information concerning Featherlite and that he is acquiring such Shares not for resale or redistribution in the absence of effective registration or exemption under the Securities Act of 1933, Featherlite agrees that it will permit such transfer to Fulton and provide Fulton all of the rights, subject to all of the obligations, provided to Shareholders under Article 6 of this Agreement.


                                    ARTICLE 7
                                     CLOSING

     7.1  Closing.   The   consummation  of  the  deliveries,   exchanges,   and
transactions described herein shall occur on the Closing Date, but to be effective as of the Effective Time.

     7.2 Mutual Conditions to Closing. The obligations of each of the parties under this Agreement to consummate the Closing shall, at the discretion of each such party, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any of which conditions may be waived in writing by a party:

          7.2.1  Required  Approvals.   The  parties  shall  have  obtained  the
     permissions, consents, releases, or approvals, governmental or otherwise, set forth on Schedule 7.2.1.

     7.3 Conditions to Featherlite's Obligations. The obligations of Featherlite under this Agreement to consummate the Closing shall, at its discretion, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any of which conditions may be waived in writing by
Featherlite:

          7.3.1 No Misrepresentations, Breaches or Adverse Events. All representations and warranties of Mitchell Motorcoach and the Shareholders in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though made on such date, and there shall have been no material breach by, or material failure or inability of, Mitchell Motorcoach or any Shareholder in the performance of any of material covenant or obligation herein.

          7.3.2 Shareholder and Board Approvals. Mitchell Motorcoach shall have obtained all necessary approvals by its shareholders and board of directors to this Agreement and the Exchange and Featherlite's board of directors shall have given final approval to the Exchange.

          7.3.3 Approvals; Consents. All other permissions, consents, releases, or approvals, governmental or otherwise, necessary on the part of Mitchell Motorcoach to consummate the transactions contemplated by this Agreement shall have been obtained by Mitchell Motorcoach and delivered to Featherlite.

          7.3.4 Delivery of Documents. Mitchell Motorcoach and the Shareholders, each as appropriate to the particular document or instrument at issue, shall have executed and delivered to Featherlite all of the documents and instruments required to be delivered to Featherlite at or prior to the Closing, including each of the following:

               7.3.4.1 Certified copy of resolutions of Mitchell Motorcoach's Board of Directors and shareholders authorizing the execution and delivery of this Agreement and performance of the transactions contemplated herein, including specifically the authorization of the Exchange.

               7.3.4.2 A bill of sale and any other appropriate instruments of assignment from Mitchell Motorcoach transferring and assigning all of the Assets to Featherlite, free and clear of all encumbrances, liens, security interests, and indebtedness of whatever nature other than Permitted Liens.

               7.3.4.3 Physical possession of the Assets.

               7.3.4.4 Warranty deeds conveying to Featherlite marketable fee simple title to the real property included in the Assets and all rights appurtenant thereto, and other real estate title and related documents required in connection therewith.

               7.3.4.5 An assignment and assumption agreement assigning to Featherlite all of Mitchell Motorcoach's right, title, and interest in the Contracts included in the Assets.

               7.3.4.6 The employment agreement described in section 5.8.

               7.3.4.7 A certificate signed by the chief executive officer and the chief financial officer of Mitchell Motorcoach with respect to the matters described in section 7.3.1 hereof.

               7.3.4.8  The  written   acknowledgements   of  the   Shareholders
          described in section 2.8 hereof.

          7.3.5 Legal Opinion. Featherlite shall have received a favorable opinion, addressed to Featherlite, of Jones, Givens, Gotcher & Bogan, counsel to Mitchell Motorcoach and the Shareholders, dated as of the date of the Closing, in the form attached as Schedule 7.3.5.

          7.3.6 Due Diligence. Featherlite shall be reasonably satisfied with the results of its due diligence review of Mitchell Motorcoach.

          7.3.7 Termination of Dealers. Mitchell Motorcoach shall have given timely notice of termination to any and all of its dealers and distributors such that all dealer and distributor agreements are terminated as of the Closing Date.

     7.4 Conditions to Mitchell Motorcoach's Obligations. The obligations of Mitchell Motorcoach and the Shareholders under this Agreement to consummate the Closing shall, at their discretion, be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any of which conditions may be waived in writing by Mitchell Motorcoach:

          7.4.1 No Misrepresentations, Breaches or Adverse Events. All representations and warranties of Featherlite in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though made on such date, and there shall have been no material breach by, or material failure or inability of, Featherlite in the performance of any of its material covenants or obligations herein.

          7.4.2 Approvals; Consents. All other permissions, consents, releases, or approvals, governmental or otherwise, necessary on the part of Featherlite to consummate the transactions contemplated by this Agreement shall have been obtained by Featherlite and delivered to Mitchell Motorcoach.

          7.4.3 Delivery of Documents. Featherlite shall have executed and delivered to Mitchell Motorcoach all of the documents and instruments required to be delivered by Featherlite to Mitchell Motorcoach at or prior to the Closing, including each of the following:

               7.4.3.1 Certified copy of resolutions of Featherlite's Board of Directors authorizing the execution and delivery of this Agreement and performance of the transactions contemplated herein, including specifically the authorization of the Exchange.

               7.4.3.2 Certificates representing the Featherlite Shares.

               7.4.3.3 The employment agreement described in section 5.8.

               7.4.3.4 A certificate signed by the chief executive officer and the chief financial officer of Featherlite with respect to the matters described in section 7.4.1 hereof.

          7.4.4 Legal Opinion. Mitchell Motorcoach shall have received a favorable opinion, addressed to Mitchell Motorcoach, of Fredrikson & Byron, P.A., counsel to Featherlite, dated as of the date of the Closing, in the form attached as Schedule 7.4.4.


                                    ARTICLE 8
                                   TERMINATION

     8.1 Termination Prior to Closing. The obligation of the parties hereto to consummate the Closing may be terminated and abandoned at any time on or before the Closing as follows:

          8.1.1 By and at the option of Featherlite, upon written notice to Mitchell Motorcoach, if the conditions set forth in sections 7.2 and 7.3 have not been satisfied and the Closing shall not have occurred by June 30, 1998.

          8.1.2 By and at the option of Mitchell Motorcoach and the Shareholders, upon written notice to Featherlite, if the conditions set forth in sections 7.2 and 7.4 have not been satisfied and the Closing shall not have occurred by July 31, 1998.

          8.1.3 At any time, without liability of any party to the others, upon the mutual written consent of Mitchell Motorcoach and Featherlite.

     8.2 Consequences of Termination Prior to Closing. In the event of termination of this Agreement prior to the Closing, (i) each of the parties may pursue any remedies for any breach of this Agreement available at law or in equity (subject to section 10.6 hereof), and (ii) each party will return to the others all documents and materials obtained from the others pursuant to this Agreement.

                                   ARTICLE 9
                            SURVIVAL; INDEMNIFICATION

     9.1 Survival. All representations, warranties, covenants, and agreements contained in this Agreement, or any Schedule, certificate, agreement, document, or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto, or any information that any party may receive, and shall remain in full force and effect until the close of business on the date that is six years after the Effective Time (the "Indemnity Period"). Upon the expiration of the Indemnity Period, all such representations, warranties, covenants, and agreements shall expire, terminate, and be of no further force or effect except as to claims asserted prior to the expiration of the Indemnity Period; provided, however, that the covenants and agreements contained herein, to the extent that they specifically require performance following the Effective Time (all such specified covenants and agreements are referred to herein collectively as the "Specified Provisions") shall not expire but shall continue in perpetuity.

     9.2 Indemnification by Mitchell Motorcoach and the Shareholders. Mitchell Motorcoach and each of the Shareholders jointly and severally shall indemnify, defend and hold harmless Featherlite and its officers, directors, shareholders, employees, agents and affiliates (collectively, all such indemnitees are referred to in this section as "Featherlite") against and in respect of any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor) that Featherlite may incur or suffer, arising out of or based upon (i) the breach by Mitchell Motorcoach or the Shareholders of any of their representations, warranties, covenants or agreements contained or incorporated in this Agreement or any agreement, certificate or document executed and delivered to Featherlite by Mitchell Motorcoach or any Shareholder in connection with the transactions hereunder and (ii) Excluded Liabilities. The indemnification provided for under this section 9.2, as it relates to breaches of Mitchell Motorcoach's and the Shareholders' representations, warranties, covenants and agreements contained herein, shall specifically be interpreted to mean and include, but not be limited to, the following occurrences for which Mitchell Motorcoach and each of the Shareholders jointly and severally shall be liable pursuant hereto: (i) occurrences prior to the Effective Time that result in any breach giving rise to indemnification hereunder, regardless of when the claim is made or the loss is booked; (ii) any losses resulting from returns of product sold after the Effective Time that was manufactured and booked by Mitchell Motorcoach as a receivable prior to the Effective Time, but only to the extent that such losses exceed the reserve for returns reflected on the Closing Date Balance Sheet;
(iii) any inventory of Mitchell Motorcoach as of the Effective Time that is subsequently written off, but only to the extent that the aggregate amount of such inventory so written off exceeds the reserve for obsolete inventory reflected on the Closing Date Balance Sheet; and (iv) failure to perform and pay any Excluded Liabilities. Claims for indemnification shall be satisfied out of, and recourse shall be limited to, the aggregate number of Featherlite Shares paid to Mitchell Motorcoach pursuant to the Exchange; provided, however, that
(i) in the event that Mitchell Motorcoach sells or transfers all or any portion of the Featherlite Shares held by Mitchell Motorcoach prior to the date of a claim by Featherlite pursuant hereto, the indemnification provided for under this section 9.2 shall be limited to the aggregate number of Featherlite Shares that continue to be held by Mitchell Motorcoach plus (A) a dollar amount equal to the aggregate proceeds received from any bona fide public sale(s) of the Featherlite Shares and (B) the aggregate value of the Featherlite Shares sold or transferred in a transaction other than a bona fide public sale, valuing any Featherlite Shares so sold or transferred at the Average Market Price (with the applicable date, for purposes of calculating the Average Market Price, being the

Effective Time), and (ii) Mitchell Motorcoach shall be permitted to satisfy a claim for indemnification against Mitchell Motorcoach either in cash or by returning to Featherlite the number of Featherlite Shares equal in value to the amount of the claim, valuing the Featherlite Shares so returned at the Average Market Price (with the applicable date, for purposes of calculating the Average Market Price, being the Effective Time). As used in this section 9.2 in connection with satisfaction of claims for indemnification from the Featherlite Shares, references to "Mitchell Motorcoach" shall mean and refer to the Shareholders following the distribution by Mitchell Motorcoach to the
Shareholders of the Featherlite Shares, or rights with respect to the Featherlite Shares held in escrow.

     9.3 Indemnification by Featherlite. Featherlite shall indemnify, defend and hold harmless Mitchell Motorcoach, and its officers, directors, shareholders, employees, agents and affiliates (collectively, all such indemnitees are referred  to  in  this  section  as  "Mitchell  Motorcoach")  and  each  of  the
Shareholders against and in respect of any and all claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor) that Mitchell Motorcoach or the Shareholders may incur or suffer and which are not reimbursed by insurance, arising out of or based upon (i) breach by Featherlite of any of its representations, warranties, covenants or agreements contained or incorporated in this Agreement or any agreement, certificate or document executed and delivered to Mitchell Motorcoach or the Shareholders by Featherlite in connection with the transactions hereunder; (ii) any occurrence subsequent to Closing (except where such occurrence constitutes a breach of representations, warranties or covenants of Mitchell Motorcoach and/or the Shareholders) relating to the post-closing manufacture and/or sale of products by Featherlite; or (iii) any claim for employee benefits, salary, compensation or any other claim by an employee of Featherlite based upon any representation by Featherlite to such employee in connection with this agreement or based on any occurrence in Featherlite's control subsequent to Closing.

     9.4 Procedure for Claims. If a claim by a third party is made against any indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article 9, such indemnified party shall promptly provide written notice to the indemnifying party of such claim, including the amount of the claim to the extent then known. With respect to claims for indemnification made under this Article 9, other than claims with respect to the Specified Provisions, an indemnifying party shall be liable to an indemnified party only if such written notice of the claim for indemnification is given by the indemnified party to the indemnifying party prior to the expiration of the Indemnity Period; with respect to claims under the Specified Provisions, such notice can be given at any time after the Effective Time. If such notice is timely given, the indemnifying party's obligation to indemnify the indemnified party shall survive the expiration of the Indemnity Period until resolved. If the indemnifying party hereunder is Mitchell Motorcoach or the Shareholders, references in this section 9.4 to actions to be taken by the indemnifying party shall mean and refer to the actions to be taken by the Shareholders collectively. The indemnifying party shall have 20 days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense therefor, and the indemnified party shall cooperate with it in connection therewith; provided that: (i) the indemnifying party shall not thereby permit to exist any Lien upon any asset of any indemnified party, (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, with the fees and expenses of such counsel to be borne by the indemnifying party only if and to the extent that such counsel is necessary by reason of a demonstrable conflict of interest, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss (subject to the limitations contained in sections 9.2 and 9.3) resulting from such claim and all related expenses incurred by the indemnified party pursuant to this Article 9. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within 20 days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party.


                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     10.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided that the rights of Mitchell Motorcoach and the Shareholders herein may not be assigned, and all or any portion of the rights of Featherlite may be assigned only to a subsidiary of Featherlite or to such business organization that shall succeed to the business of Featherlite or of such subsidiary to which this Agreement relates, provided that Featherlite remains liable for the fulfillment by such assignee(s), in accordance with and subject to the terms and conditions hereof, of Featherlite's obligations hereunder.

     10.2 Further Assurances; Copies. Mitchell Motorcoach, the Shareholders and Featherlite each shall, at the request of the other and without further consideration, execute and deliver such instruments of assignment, transfer, license or assumption and take such further actions as the others may reasonably request in order more effectively to carry out the intents and purposes of this Agreement and the transactions contemplated hereby. All out-of-pocket expenses involved in compliance with this section shall be promptly reimbursed by the requesting party(ies) to the other.

     10.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or telecopied (with confirmation of transmission) to the party receiving such notice or shall be delivered by Federal Express or similar overnight courier, addressed as follows:

if to Featherlite to:               Featherlite Mfg., Inc.
                                    Highways 63 and 9
                                    P.O. Box 320
                                    Cresco, Iowa  52136
                                    Attention:  Conrad Clement
                                    Telecopy No. (319) 547-6099

with a copy to:                     Fredrikson & Byron, P.A.
                                    900 Second Avenue South, Suite 1100
                                    Minneapolis, Minnesota  55402-3397
                                    Attention:  Timothy M. Heaney, Esq.
                                    Telecopy No. (612) 347-7077

if to Mitchell Motorcoach or the Shareholders to:
                                    Mitchell Motorcoach Sales, Inc.
                                    P.O. Box 339
                                    Pryor, Oklahoma  74362
                                    Attention:  Harvey G. Mitchell, Patricia A.
                                    Mitchell, Robert Meixner and Mark Molder
                                    Telecopy No. (918) 825-2105

with a copy to:                     C. Michael Copeland
                                    Jones, Givens, Gotcher & Bogan
                                    3800 First National Tower
                                    Tulsa, Oklahoma  74103
                                    Telecopy No. (918) 583-1189

Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above, if delivered personally or by telecopy, or the business day after the date deposited, if delivered by Federal Express or similar overnight courier.

     10.4 Public Announcement. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law and the Nasdaq National Market, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Featherlite and Mitchell Motorcoach.

     10.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

     10.6 Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good-faith effort to arrive at a mutual settlement of any such controversy.

If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction of the controversy. The arbitrator shall be a retired state or federal judge or an active or retired attorney experienced in business or commercial litigation selected by agreement of the parties. If they cannot so agree within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota (or such other court elsewhere as may have jurisdiction of the parties and appropriate subject matter jurisdiction), select a retired judge or, if one is not available, an attorney experienced in business or commercial litigation. The costs of the proceedings shall be shared equally by the disputing parties.

     10.7 Severability and Interpretation. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Any provision held overbroad as written shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable under applicable law, and enforced as amended. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     10.8 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.9 Entire Agreement; Modification and Waiver. This Agreement, together with the Schedules and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior proposals or agreements, whether written or oral, relating to the subject matter hereof, including but not limited to the Letter Agreement. No purported amendment, modification, or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties. Any waiver shall be limited to the circumstance or event specifically made subject thereto and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

     10.10 Counterparts. This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties hereto at such time as all parties have executed a counterpart of this Agreement.

     IN WITNESS WHEREOF, each of the parties has duly executed this Agreement effective as of the day and year first above written.

                                   FEATHERLITE MFG., INC.


                                   By  /s/ C. Clement
                                     Its President


                                   MITCHELL MOTORCOACH SALES, INC.


                                   By  /s/ Harvey G. Mitchell
                                      Its President



                                       /s/ Harvey G. Mitchell
                                   Harvey G. Mitchell


                                      /s/ Patricia A. Mitchell
                                   Patricia A. Mitchell


                                      /s/ Robert M. Meixner
                                   Robert M. Meixner


                                      /s/ Mark Molder
                                   Mark Molder

                                    SCHEDULES


           1.33              Permitted Liens
           2.2.3             Excluded Contracts (Not Assigned or Assumed)
           2.3               Excluded Assets
           2.5.2(i)          Obligations to Institutional and Other Lenders
           2.5.2(ii)         Finance and Capital Lease Obligations
           2.5.2(iii)        Accrued Benefit Obligations
           2.5.2(iv)         Other Permitted Liabilities
           3.1               Foreign Qualifications
           3.4               Corporate Authority Matters
           3.7               Liabilities
           3.8               Changes and Events
           3.9(i), (ii)
             and (iii)       Assets and Liens
           3.10              Intellectual Property
           3.11              Licenses, Permits, Etc.
           3.12              Litigation
           3.14              Contracts
           3.15              Insurance
           3.16              Accounts Receivable
           3.17              Scheduled Plans (ERISA and non-ERISA)
           3.18              Employees
           3.19              Bank Accounts
           5.8               Form of Employment Agreement
           5.9               Employment Matters
           7.2.1             Required Approvals
           7.3.5             Form of Opinion of Mitchell Motorcoach's Counsel
           7.4.4             Form of Opinion of Featherlite's Counsel


                                   APPENDICES

                    A.       Litigation Pledge Agreement